UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2013

GUITAR CENTER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-175270-07 (Commission File Number)	26-0843262 (IRS Employer Identification No.)

GUITAR CENTER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22207 (Commission File Number)	95-4600862 (IRS Employer Identification No.)

5795 Lindero Canyon Road

Westlake Village, California 91362
(Address of principal executive offices, including zip code)

(818) 735-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2013, Guitar Center, Inc. (the “Company”), announced that it had entered into an agreement with Michael Pratt to become the new Chief Executive Officer of the Company.  Mr. Pratt will commence his employment with the Company on or about April 1, 2013 and will additionally be appointed as a director of the Company and a director and Vice President & Assistant Secretary of Guitar Center Holdings, Inc. Marty Hanaka will step down as Interim Chief Executive Officer upon commencement of Mr. Pratt’s employment, but will remain as a director of the Company and to assist in transition matters.

Prior to joining the Company, Mr. Pratt (age 45) was the President and Chief Operating Officer of Best Buy Canada, which operates Best Buy and Future Shop specialty retail stores throughout Canada. Prior to becoming President and Chief Operating Officer in 2008, he held various other positions with those companies, including General Manager, Director of Store Operations, Vice President and Senior Vice President of Operations.

Pursuant to his employment agreement, Mr. Pratt will receive a base annual salary of $750,000, subject to increase by the Board of Directors of the Company (the “Board”) in its discretion.  Mr. Pratt will be eligible to earn an annual incentive bonus at a target of 100% of his annual base salary, and a maximum bonus potential of 200% of base salary, based on performance criteria established by the Board for each fiscal year during his employment.  Mr. Pratt will also receive a signing bonus of $100,000 and an inducement bonus of up to $296,500 to compensate him for recoupable incentive compensation for the completed 2012 fiscal year at his former employer.  Mr. Pratt will receive no additional compensation for his service as a director of the Company.

Under his employment agreement, Mr. Pratt is also entitled to equity compensation that will provide him with the opportunity to earn between $20-25 million based on a 2017 exit value.  The specific terms of such equity grant are not available as of the date hereof and will be set forth in an amendment to this Form 8-K.

Pursuant to his agreement, if Mr. Pratt’s employment is terminated by the Company without cause or by Mr. Pratt for good reason, then he would be entitled to receive a severance benefit equal to two times his base salary at the rate in effect on the date of termination, payable over two years, an amount equal to his prorated annual bonus for the then current fiscal year (to the extent such bonus would have otherwise been payable) and continued medical benefits for 18 months following termination.

On March 19, 2013, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

10.1	Employment Agreement, dated as of February 14, 2013, by and among Guitar Center, Inc., Guitar Center Holdings, Inc. and Michael Pratt.
99.1	Press Release, dated March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER HOLDINGS, INC.

Date: March 19, 2013	By:	/s/ Tim Martin
Tim Martin
Vice President

GUITAR CENTER, INC.

Date: March 19, 2013	By:	/s/ Tim Martin
Tim Martin
Executive Vice President